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                                                                   Exhibit 16.2

May 9, 2002



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, DC 20549

Dear Sir/Madam:

We have read the first three paragraphs of Item 4 included in Amendment No. 1 to the Form 8-K dated April 19, 2002 of Mediacom Broadband LLC and Mediacom Broadband Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



Very truly yours,



/s/ Arthur Andersen LLP